Exhibit 10.3

STOCK AND WARRANT PURCHASE AGREEMENT

THIS STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of June 30, 2011, between Zogenix, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Cowen Healthcare Royalty Partners II, L.P., a limited partnership organized under the laws of the State of Delaware (the “Purchaser”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company shall issue and sell to the Purchaser, as provided herein, and the Purchaser shall purchase from the Company, the Shares (as defined below);

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company shall issue and sell to the Purchaser, as provided herein, and the Purchaser shall purchase from the Company, the Warrants (as defined herein) (collectively with the Shares, the “Securities”); and

WHEREAS, such issuances will be made in reliance upon the provisions of Section 4(2) and Regulation D (“Regulation D”) of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances of the Shares to be made hereunder; and

WHEREAS, the parties hereto are concurrently entering into a Financing Agreement (the “Financing Agreement”). Defined terms used without definition in this Agreement shall have the meaning given them in the Financing Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual agreements and covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized:

1.1 the issuance and sale to the Purchaser of an aggregate number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) equal to the number obtained by dividing (a) One Million Five Hundred Thousand Dollars ($1,500,000) by (b) the Purchase Price (as defined below) (the shares of Common Stock to be sold under this Agreement shall be referred to herein as the “Shares”); and

1.2 the issuance to the Purchaser of warrants to purchase up to Two Hundred Twenty Five Thousand (225,000) shares of Common Stock, in the form attached hereto as Exhibit A (the “Warrants”), on the terms and conditions set forth in the Warrants.

SECTION 2. Agreement to Sell and Purchase the Securities. On the Closing Date, the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares at a price per share (the “Purchase Price”) equal to $3.86.

SECTION 3. Delivery of the Securities at the Closing.

3.1 Closing. The completion of the purchase and sale of the Securities shall occur on the Closing Date (the “Closing”). On the Closing Date, the Company shall deliver to the Purchaser (a) evidence of issuance reasonably satisfactory to the Purchaser of a stock certificate registered in the name of the Purchaser representing the number of Shares set forth in Section 1 above and bearing appropriate legends referring to the fact that the Shares were sold in reliance upon an exemption from registration under the Securities Act (with delivery to the Purchaser of such original certificate promptly following the Closing Date) and (b) the Warrants. The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificate and Warrants to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (A) the Company’s receipt of the Revenue Investment Amount; and (B) the Purchaser’s fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled prior to the Closing under this Agreement.

SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser, as of the date hereof and as of the Closing Date, as follows:

4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not be reasonably expected to (a) materially impair or delay the Company’s ability to consummate the transactions contemplated hereby in accordance with the terms hereof or (b) have a material adverse effect upon the business, condition (financial or otherwise), properties or operations of the Company, taken as a whole (each of the foregoing (a) or (b), a “Material Adverse Effect”).

4.2 Due Execution, Delivery and Performance of this Agreement. The Company has corporate power and authority (i) to enter into this Agreement and perform the transactions contemplated hereby; (ii) to issue the Shares, the Warrants and any shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in the manner and for the purpose contemplated by this Agreement; and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated (i) will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which is likely to result in a Material Adverse Effect, or (B) any statute, ordinance, code, rule or regulation, or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body (including any self-regulatory organization) applicable to the Company or any of its assets or properties where such conflict, breach, violation or default is likely to result in a Material Adverse Effect (provided, however, that with respect to the sale of the Shares hereunder being made in a transaction exempt from registration under the Securities Act, the Company assumes the accuracy of the representations and warranties of the Purchaser in Section 5.2 of this Agreement), and (ii) will not violate any provision of the certificate of incorporation or bylaws of the Company. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (including any self-regulatory organization) is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the federal or state securities or Blue Sky laws or as shall be obtained following the Closing as permitted by and pursuant to such laws. No consent, approval, authorization or other order of any other third party is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or as shall be obtained prior to the Closing. Upon the execution and delivery of this Agreement, and assuming the valid execution of the Agreement by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Valid Issuance of Securities. The Securities, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non- assessable. Assuming the accuracy of the representations of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws and will be free of any liens or encumbrances; provided, however, that the Securities and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

4.4 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened in writing involving the Company which, individually or in the aggregate, would reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

4.5 SEC Reports and Financial Statements. Each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company with the SEC since January 1, 2010 (in the case of any registration statement, as of its effective date, and with respect to all documents filed by the Company with the SEC, as of their respective filing dates and thereafter as of the date such documents have since the time of their filing been amended or supplemented, the “Company SEC Reports”), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date, (i) complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the rules and regulations promulgated thereunder, as the case may be, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) were timely filed with the SEC. The audited financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the “Company Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Company taken as a whole)) in all material respects the financial position of Company as at the respective dates thereof and the results of operations and cash flows for the respective periods then ended.

4.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports, since December 31, 2010, there has not been any change, event or development that has had, or that is likely to have, individually or in the aggregate, a Material Adverse Effect.

4.7 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 2010, and included in the Company Financial Statements, the Company did not have at such date, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on a balance sheet of the Company (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice, (ii) which have been reported in the Company SEC Reports, or (iii) which have not had, and are not likely to have, individually or in the aggregate, a Material Adverse Effect.

4.8 Capitalization; Options and Warrants. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of May 31, 2011, 34,021,483 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. Except for the transactions contemplated hereby and except as set forth in the Company’s SEC Reports, since December 31, 2010, the Company has not granted or agreed to grant any option (except for stock options granted under the Company’s stock option plans), warrants, rights (including conversion or preemptive rights, except for stock purchased under the Company’s employee stock purchase plan), or similar rights to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of the Company that in the aggregate exceed 500,000 shares. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights.

4.9 Nasdaq Capital Market Designation. The Common Stock is currently listed on the Nasdaq Capital Market and the Company knows of no reason or set of facts which is likely to result in the termination of listing of the Common Stock on Nasdaq or the inability of such stock to continue to be listed on Nasdaq. Nothing in this Agreement shall be interpreted to preclude the Company from listing its Common Stock on a national securities exchange in lieu of Nasdaq.

4.10 Material Non-Public Information. Except for this Agreement, and the transactions contemplated hereby and pursuant to the Financing Agreement, neither the Company nor its employees have disclosed to the Purchaser any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.11 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates or any Person acting on its or their behalf (i) has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Securities or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

4.12 Accuracy of Representations and Warranties. No representation or warranty by the Company contained in this Agreement, and no statement contained in any exhibit, schedule, disclosure, certificate, list or other instrument delivered or to be delivered to the Purchaser pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

4.13 Compliance with Laws. To the knowledge of the Company, neither the Company nor any of the Company’s subsidiaries are in violation of any federal, state, provincial, county, municipal or local laws, ordinances or regulations governing the conduct of the Company’s business or the operation of the Company’s property, except such violations which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of the Company’s subsidiaries has, since December 31, 2010, received any notice that any such violation will be or is being alleged.

4.14 Certificate. At the Closing, the Company will deliver to the Purchaser a certificate executed by the President and the chief financial or accounting officer of the Company (solely in their capacities as such), dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date.

SECTION 5. Representations, Warranties and Covenants of the Purchaser.

5.1 Authorization. The Purchaser represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ and contracting parties’ rights generally and except as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2 Representations Regarding Investment Background and Acknowledgments.

(a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities; (ii) the Purchaser is acquiring the Securities for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and any applicable state securities or blue sky laws; and (iv) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, its rules and regulations, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(c) Under the Securities Act and rules and regulations promulgated thereunder, the Securities may not be resold without registration except in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(d) The Purchaser understands that its investment in the Securities involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value or trading volume of the Common Stock.

(e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) The Purchaser understands that, until such time as the resale of the Securities or the Warrant Shares is registered or they may be sold pursuant to Rule 144 under the

Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities and the Warrant Shares may bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Securities or the Warrant Shares):

“The securities represented by this certificate were issued in a transaction that was not registered under the Securities Act of 1933, as amended (the ‘Securities Act’) or any state or other securities law. The securities may not be sold, pledged, transferred or assigned in the absence of an effective registration statement under the Securities Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under the Securities Act or unless sold pursuant to Rule 144 under the Securities Act.”

5.3 Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has reviewed or received copies of the Company SEC Reports. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.4 Trading Restrictions. The Purchaser covenants that neither the Purchaser nor any of its affiliates nor any entity managed or controlled by the Purchaser will, or cause or assist any Person to, enter into or execute any “short sale” (as such term is defined in Rule 200 of Regulation SHO, or any successor regulation, promulgated by the Commission under the Exchange Act) of any securities of the Company, and that the Purchaser and its affiliates shall comply with all other applicable laws with respect to trading in the Company’s securities.

5.5 Not an Affiliate. The Purchaser is not an officer, director or “affiliate” (as defined in Rule 405 of the Securities Act) of the Company.

5.6 Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising, in each case, with respect to an offer or sale of the Shares.

5.7 Transfers in Compliance with Agreements and Law. The Purchaser hereby covenants with the Company not to make any sale or other transfer of the Securities or the Warrant Shares without complying in all material respects with the provisions of this Agreement, and the Purchaser acknowledges and agrees that such Securities and Warrant Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Securities or the Warrant Shares is accompanied by a separate certificate executed by an officer of, or other authorized person expressly designated by, the Purchaser, to the effect that the applicable Securities or Warrant Shares have been sold in accordance with the Securities Act.

SECTION 6. Additional Covenants.

6.1 Nasdaq Notice of Issuance. If required, the Company shall give Nasdaq timely notice of the issuance of the Securities.

6.2 Additional Information. With a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company shall: (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the date hereof; (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (c) so long as the Purchaser owns any Securities or Warrant Shares, furnish the Purchaser forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act; and (ii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration.

6.3 Additional Equity Purchase Obligation.

(a) The Company shall reserve for the benefit of the Purchaser shares of Common Stock and/or other equity securities the aggregate fair market value of which is One Million Five Hundred Thousand Dollars ($1,500,000) in the Company’s next bona fide equity financing after the date hereof which results in aggregate gross proceeds to the Company of at least Fifteen Million Dollars ($15,000,000) (a “Subsequent Equity Financing”), provided, however, that Purchaser shall have no obligation to purchase such shares without the prior approval of Purchaser’s investment committee in its sole discretion. The price to the Purchaser for such shares or other equity securities that Purchaser elects to purchase shall be equal to the price paid by the other investors in the Subsequent Equity Financing and Purchaser shall have rights, preferences, privileges and obligations no less favorable to Purchaser than those granted to, and imposed upon, the other investors by virtue of the Subsequent Equity Financing. If and to the extent that Purchaser participates in such Subsequent Equity Financing, Purchaser further agrees to be bound by any agreements that such other investors enter into in connection with such Subsequent Equity Financing.

(b) The Company shall deliver to the Purchaser, at least five (5) business days prior to the closing of a Subsequent Equity Financing, a written notice of any proposed Subsequent Equity Financing describing the securities being offered and, to the extent known, the price (or anticipated price range) and other terms upon which such securities are to be offered.

(c) Notwithstanding anything to the contrary herein, (i) in the event the Subsequent Equity Financing is a public offering of the Company’s Common Stock and/or other equity securities, Purchaser shall not participate in such public offering but instead shall purchase such Common Stock and/or other equity securities pursuant to a separate, but concurrent private placement of such securities at a price per share not greater than that offered in such public offering.

(d) If the Company has been advised by counsel, an investment bank, underwriter, placement agent or other financial advisor that prior notice of the Subsequent Equity Financing could reasonably be expected to jeopardize the ability of the Company to consummate such Subsequent Equity Financing, then, notwithstanding the foregoing, immediately following the consummation of such Subsequent Equity Financing, the Company shall notify Purchaser of such Subsequent Equity Financing and the Company shall reserve for the benefit of the Purchaser shares of Common Stock and/or other equity securities otherwise in accordance with this Section 6.3, subject to the rules and regulations of the Commission and the Nasdaq Stock Market LLC.

(e) For the avoidance of doubt, Purchaser shall have no right to negotiate any of the terms or conditions of the Subsequent Equity Financing, including without limitation, the price per share, which negotiation shall be conducted solely among the Company and the other investors in the Subsequent Equity Financing. This Section 6.3 shall not apply to: (i) shares of restricted stock, stock options or other stock awards granted by the Company to officers, directors, employees, advisors or consultants; (ii) shares of capital stock issued by the Company upon the exercise or conversion of stock options or other stock awards; (iii) shares of capital stock issued by the Company upon the exercise or conversion of warrants to purchase capital stock of the Company or other convertible securities; or (iv) securities of the Company issued pursuant to strategic transactions, licenses, partnerships, collaborations, co-promotions, distribution arrangements, product or technology acquisitions, or bank or equipment financings.

SECTION 7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by nationally recognized overnight express courier postage prepaid, and shall be deemed given upon receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Zogenix, Inc.

12671 High Bluff Drive, Suite 200

San Diego, CA 92130

Attention: Ann D. Rhoads

Fax: (858) 259-1166

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Attention: Faye H. Russell, Esq.

Fax: (858) 523-5450

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)	if to the Purchaser, to:

Cowen Healthcare Royalty Partners II, L.P.

177 Broad Street, Suite 1101

Stamford, CT 06901

Attention: Todd C. Davis

Fax: (646) 562-1293

with a copy (which shall not constitute notice) to:

Cohen Tauber Spievack & Wagner P.C.

420 Lexington Avenue, Suite 2400

New York, NY 10170

Attention: Y. Jerry Cohen, Esq.

Fax: (212) 586-5800

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 8. Entire Agreement. This Agreement (and the exhibits hereto, including, without limitation, the Warrants and the Second Amendment to IRA, defined below) contain the entire understanding of the parties with respect to the specific matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 10. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

SECTION 11. Assignment. Except as otherwise expressly provided herein, the respective rights and obligations of either party under this Agreement shall not be assignable in whole or in part by a party without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. This Agreement shall bind and inure to the benefit of parties and their permitted successors and assigns.

SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America, without regard to principles of conflicts of law which would result in the application of the laws of any other jurisdiction other than the laws of the State of New York and the federal law of the United States of America. Each party hereto hereby submits itself for the purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York, USA, and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (including venue) to the exercise of such jurisdiction over it by any such courts.

SECTION 14. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

SECTION 15. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 16. Survival of Warranties. The warranties, representations and covenants of each party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

SECTION 17. Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, partners, employees or representatives is responsible.

SECTION 18. Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

SECTION 19. Registration Rights. Notwithstanding anything herein to the contrary, the Purchaser is entitled to have the Shares and the Warrant Shares registered for resale under the Securities Act pursuant to an amendment to that certain Third Amended and Restated Investors’ Rights Agreement, dated as of December 2, 2009, as amended through the date hereof. The Second Amendment to the Third Amended and Restated Investors’ Rights Agreement dated as of June 30, 2011 between the Purchaser and the Company is annexed hereto as Exhibit B (the “Second Amendment to IRA”).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ZOGENIX, INC.

By:	/s/ Ann Rhoads
Name: Ann Rhoads
Title: CFO

COWEN HEALTHCARE ROYALTY PARTNERS II, L.P.

By Cowen Healthcare Royalty GP, LLC, its General Partner

By:	/s/ Todd C. Davis
Name:	Todd C. Davis
Title: Managing Director

WARRANTS

See Exhibit 4.12 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 11, 2011

EXHIBIT B

SECOND AMENDMENT TO IRA

See Exhibit 4.13 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 11, 2011